Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 25, 2011 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Titan Pharmaceuticals, Inc. for the year ended December 31, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO., LLP

San Francisco, California

April 11, 2011